UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 18, 2012

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Winnebago Industries, ("the Company") held its annual meeting of shareholders (the “Annual Meeting”) on December 18, 2012. At the Annual Meeting, the Company's shareholders were asked to vote on three proposals: (1) the election of two Class I directors, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending August 31, 2013, (3) the advisory approval of executive compensation. The results of the shareholder vote are set forth below.
Item 1 - Election of Directors.
Company shareholders elected two nominees, Irvin E. Aal and Martha (Marti) Tomson Rodamaker, as Class I directors to hold office until the annual meeting of shareholders to be held following the Company's 2015 fiscal year and until their respective successor is duly elected and qualified. Information as to the vote on each director standing for election is provided below:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Irvin E. Aal	21,541,854	181,755	—	3,618,835
Martha (Marti) Tomson Rodamaker	21,588,702	134,907	—	3,618,835
Item 2 - Ratification of the Appointment of Independent Registered Public Accountants for the Fiscal Year Ending August 31, 2013.
Company shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending August 31, 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,164,926	142,866	34,652	—
Item 3 - Proposal for an Advisory Vote on Executive Compensation (the “Say on Pay” Vote).
Company shareholders approved, on an advisory basis, the compensation of certain executives as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in the definitive proxy statement relating to the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,588,534	2,893,131	241,944	3,618,835

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	December 19, 2012	By:	/s/ Randy J. Potts
		Name:	Randy J. Potts
		Title:	Chairman of the Board, Chief Executive Officer and President

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